Exhibit 99.1

JMP GROUP REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS

SAN FRANCISCO, October 27, 2010 — JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended September 30, 2010.

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Total net revenues were $32.7 million, compared to $41.7 million for the third quarter of 2009. For the nine months ended September 30, 2010, total net revenues were $100.7 million, compared to $103.4 million for the nine months ended September 30, 2009.

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Net income attributable to JMP Group was $1.4 million, or $0.06 per diluted share, compared to $3.0 million, or $0.13 per diluted share, for the third quarter of 2009. For the nine months ended September 30, 2010, net income attributable to JMP Group was $5.3 million, or $0.24 per diluted share, compared to $7.3 million, or $0.34 per diluted share, for the nine months ended September 30, 2009.

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Operating net income was $3.7 million, or $0.17 per diluted share, an increase of 42.2% from $2.6 million, or $0.12 per diluted share, for the third quarter of 2009. For the nine months ended September 30, 2010, operating net income was $11.4 million, or $0.51 per diluted share, an increase of 66.5% from $6.9 million, or $0.32 per diluted share, for the nine months ended September 30, 2009. For more information on operating net income, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”

“JMP produced better-than-expected operating earnings for the third quarter, despite a number of challenges,” said Joe Jolson, chairman and chief executive officer of JMP Group. “At JMP Securities, investment banking revenues were above plan, while our brokerage revenues fell short of expectations primarily due to a dramatic industry-wide slowdown in institutional equities trading activity. Harvest Capital Strategies had a flattish quarter on its invested capital but benefitted from better-than-expected incentive fee income in its REIT advisory business. JMP Credit had another good quarter, driven by continued loan sale gains and the distribution of excess cash flow from Cratos CLO I. While we would expect some level of loan sale income to continue for the foreseeable future, it is difficult to predict the timing of loan sales. Assuming business conditions remain stable, we would hope to continue to generate an annual after-tax return of at least 10% on our adjusted tangible book value.”

Revenues

Investment Banking

Investment banking revenues were $12.3 million, an increase of 18.7% from $10.4 million for the third quarter of 2009. For the nine months ended September 30, 2010, investment banking revenues were $28.4 million, an increase of 13.3% from $25.1 million for the nine months ended September 30, 2009.

The company executed 16 investment banking transactions during the quarter, compared to 17 during the third quarter of 2009. Public equity underwriting revenues were $4.3 million, down from $6.5 million for the third quarter of 2009, as the company executed seven public equity offerings, versus 12 a year earlier. Private placement fee revenues amounted to $5.1 million, up from $1.3 million for the third quarter of 2009, as the company executed five private placements, versus two a year prior. Strategic

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advisory revenues totaled $2.9 million, up from $2.6 million for the third quarter of 2009, with the company acting as a strategic advisor on four completed transactions, versus three a year earlier.

Brokerage

Net brokerage revenues were $5.9 million, a decrease of 25.7% from $7.9 million for the third quarter of 2009. For the nine months ended September 30, 2010, net brokerage revenues were $21.3 million, a decrease of 17.7% from $25.8 million for the nine months ended September 30, 2009.

Asset Management

Asset management-related fee revenues were $3.6 million, an increase of 2.3% from $3.5 million for the third quarter of 2009, including incentive fees of $0.7 million and $1.1 million, respectively. For the nine months ended September 30, 2010, asset management-related fee revenues were $10.4 million, a decrease of 38.5% from $16.9 million for the nine months ended September 30, 2009, including incentive fees of $2.2 million and $9.5 million, respectively. Asset management-related fee revenues include asset management fees as well as certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) reported in JMP Group’s financial statements as other income. Fee revenues classified as other income were $0.3 million and $0.2 million for the third quarters of 2010 and 2009, respectively, and $1.1 million and $1.2 million for the nine months ended September 30, 2010 and September 30, 2009, respectively.

Client assets under management at September 30, 2010 totaled $1.3 billion, including $568.4 million of funds managed by Harvest Capital Strategies and $766.2 million par value of loans and cash underlying the two collateralized loan obligations managed by JMP Credit Advisors (the internal manager of JMP Credit Corporation). Client assets under management totaled $1.1 billion at both June 30, 2010 and September 30, 2009.

Principal Transactions

Principal transactions generated net revenues of $1.1 million, compared to net revenues of $6.0 million for the third quarter of 2009. For the nine months ended September 30, 2010, principal transactions generated net revenues of $2.9 million, compared to net revenues of $15.4 million for the nine months ended September 30, 2009. Principal transactions primarily include direct investments made by JMP Group as well as investments by the company in funds managed by Harvest Capital Strategies.

For the quarter, equity investments and investments by JMP Group in its hedge funds produced net realized and unrealized gains of $1.3 million, compared to net realized and unrealized gains of $3.7 million for the third quarter of 2009. In addition, an investment in publicly traded New York Mortgage Trust, Inc. produced an unrealized loss of $0.2 million, compared to an unrealized gain of $2.3 million for the third quarter of 2009.

Gain on Sales and Payoffs of Loans and Loan Loss Provision

JMP Credit realized gains of $7.0 million due to the sale or payoff of 17 of the loans in its portfolio, compared to $6.7 million due to the sale or payoff of six loans during the third quarter of 2009. For the nine months ended September 30, 2010, realized gains amounted to $26.2 million as a result of the sale or payoff of 49 loans. At September 30, 2010, 39 loans with an aggregate par value of $173.2 million and an associated liquidity discount of $51.6 million remained from the portfolio acquired by JMP Credit in April 2009.

A loan loss provision of $0.5 million was recorded for the quarter, of which $0.3 million was with regard to an impaired direct investment by JMP Group and $0.2 million was with regard to performing loans as a general reserve at JMP Credit. For the third quarter of 2009, a loan loss provision of $1.4 million was recorded with regard to impaired loans at JMP Credit.

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At September 30, 2010, gross impaired loans totaled $14.0 million, or 3.2% of gross loans outstanding, compared to $24.4 million, or 5.5% of gross loans outstanding, at June 30, 2010 and $93.6 million, or 19.9% of gross loans outstanding, at September 30, 2009. With regard to impaired loans at September 30, 2010, discounts and reserves (including credit discounts, liquidity discounts and allowances for loan losses) equaled $11.9 million, or 84.5% of gross impaired loans outstanding. With regard to performing loans at September 30, 2010, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $55.7 million, or 13.1% of gross performing loans outstanding.

Net Interest and Net Dividend Income

Net interest income equaled $3.0 million, compared to $3.7 million for the third quarter of 2009, and net dividend income totaled $0.4 million, versus $0.8 million for the third quarter of 2009. For the nine months ended September 30, 2010, net interest income was $11.0 million, compared to $6.7 million for the nine months ended September 30, 2009, and net dividend income was $1.5 million, versus $1.8 million for the nine months ended September 30, 2009.

For the quarter and nine months ended September 30, 2010, unscheduled principal prepayments enhanced the yield on loans at JMP Credit and contributed $0.9 million and $3.6 million of net interest income, respectively. JMP Credit did not exist prior to April 2009, which partially accounts for the significant difference in net interest income for the nine months ended September 30, 2010 and September 30, 2009.

Expenses

Compensation and Benefits

Compensation and benefits expense was $19.4 million, compared to $29.3 million for the third quarter of 2009. For the nine months ended September 30, 2010, compensation and benefits expense was $65.5 million, compared to $70.8 million for the nine months ended September 30, 2009. Of the amounts recorded for the quarter and nine months ended September 30, 2010, non-cash compensation expense attributable to restricted stock units, or RSUs, granted in connection with JMP Group’s May 2007 initial public offering was $0.3 million and $2.2 million, respectively, while such expense attributable to RSUs granted thereafter was $0.4 million and $0.8 million, respectively.

As a percentage of total net revenues, compensation and benefits expense was 59.2%, compared to 70.3% for the third quarter of 2009, and was 65.0% for the nine months ended September 30, 2010, compared to 68.5% for the nine months ended September 30, 2009. Pro forma compensation and benefits expense (which excludes the cost of RSU grants) was 57.0% of total net revenues, compared to 67.3% for the third quarter of 2009, and was 62.0% for the nine months ended September 30, 2010, compared to 64.8% for the nine months ended September 30, 2009.

Non-Compensation Expense

Non-compensation expense was $8.7 million, compared to $5.9 million for the third quarter of 2009. For the nine months ended September 30, 2010, non-compensation expense was $22.2 million, compared to $17.5 million for the nine months ended September 30, 2009. Contributing to non-compensation expense for the quarter and nine months ended September 30, 2010 was a one-time impairment charge of $2.8 million recorded in connection with the purchase of an asset management contract during the quarter. For more information regarding the acquisition and subsequent charge, please see the section below titled “Purchase of CLO Management Contract.”

As a percentage of total net revenues, non-compensation expense was 26.7% for the quarter, compared to 14.0% for the third quarter of 2009, and 22.0% for the nine months ended September 30, 2010, compared to 17.0% for the nine months ended September 30, 2009. Excluding the one-time impairment charge of $2.8 million, the adjusted non-compensation expense ratio was 18.3% for the quarter and 19.3% for the nine months ended September 30, 2010.

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Purchase of CLO Management Contract

On June 11, 2010, JMP Capital, a subsidiary of JMP Group, agreed to purchase the collateral management contracts for two collateralized loan obligations, or CLOs, from Princeton Advisory Group, Inc. for up to $5.0 million. The transfers of the contracts were subject to the receipt of certain consents and other conditions. On September 8, 2010, JMP Capital completed the purchase of one of the two management contracts for $3.8 million, and the contract was transferred to JMP Credit Advisors. However, since a single investor had previously acquired control of the right to transfer the management contract without cause at any time with 90 days’ notice, JMP Group recorded an impairment charge of $2.8 million for the quarter. JMP Capital has since restructured the transaction to provide JMP Group with indemnity from the seller in the amount of $2.6 million, which is collateralized by certain assets and $1.0 million in cash. The indemnity amortizes over a period ending in February 2013, with the cash portion amortizing last, over the final year of the indemnity period. JMP Credit Advisors has not been given notice that the management contract will be transferred to another manager and, as long as JMP Credit Advisors remains the manager, it will continue to earn management fees from the CLO.

Share Repurchase Activity

During the quarter ended September 30, 2010, JMP Group repurchased a total of 168,739 shares of its common stock at an average price of $6.48 per share, or $1.1 million in aggregate.

Book Value per Share

At September 30, 2010, JMP Group’s tangible book value per share was $5.62, compared to $5.65 at June 30, 2010 and $5.54 at September 30, 2009. Adjusting book value to reflect the net liquidity discount on JMP Credit’s loan portfolio and asset-backed securities issued, JMP Group’s adjusted tangible book value per share at September 30, 2010 would have been $4.68, as indicated by the reconciliation below.

(in thousands, except per share amounts)	Sept. 30, 2010	June 30, 2010	Sept. 30, 2009
Total JMP Group stockholders’ equity	$122,124	$121,276	$115,101
Goodwill and intangible assets	—	—	—

Tangible stockholders’ equity	122,124	121,276	115,101

Liquidity discount on loans	51,603	64,410	101,270
Liquidity discount on asset-backed securities issued	(86,836)	(93,866)	(114,784)

Net liquidity discount	(35,233)	(29,456)	(13,514)
Income tax benefit (assumed tax rate of 42%)	14,798	12,372	5,676

Net after-tax liquidity discount	(20,435)	(17,084)	(7,838)

Adjusted tangible stockholders’ equity	$101,689	$104,192	$107,263

Adjusted tangible book value per share	$4.68	$4.85	$5.17

Basic shares outstanding	21,733	21,482	20,765

Operating ROATE*	14.3%	16.6%	9.3%

*	Return on adjusted tangible equity = annualized operating net income / average adjusted tangible stockholders' equity.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Additionally, company management believes that this presentation enables meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be

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considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern expenses or gains that JMP Group expects to continue to recognize; the adjustment of these items should not be construed as an inference that these expenses or gains are unusual, infrequent or non-recurring. Therefore, company management believes that both JMP Group’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter, (ii) excludes the net amortization of discounts on loans held and asset-backed securities issued by JMP Credit, (iii) excludes net unrealized gains and losses on strategic equity investments, and (iv) assumes an effective tax rate of 42%. This methodology differs from that employed by JMP Group in periods prior to the second quarter of 2010, when operating net income was defined as excluding only stock-based compensation expense related to the company’s IPO. As now calculated, in particular, operating net income adjusts for:

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the grant of 1,931,060 restricted stock units at the time of the company’s IPO, which resulted in non-cash compensation expense of $0.3 million and $2.2 million for the quarter and nine months ended September 30, 2010, respectively;

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the grant of restricted stock units subsequent to the company’s IPO, which resulted in non-cash compensation expense of $0.4 million and $0.8 million for the quarter and nine months ended September 30, 2010, respectively;

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the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $2.1 million and $5.3 million for the quarter and nine months ended September 30, 2010, respectively;

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unrealized mark-to-market gains or losses on the company’s strategic investments in publicly traded New York Mortgage Trust, Inc. and, prior to December 31, 2009, Hercules Technology Growth Capital, Inc.;

•	a non-cash bargain purchase gain of $1.2 million resulting from the acquisition of Cratos Capital Partners by JMP Credit during the quarter ended June 30, 2009; and

•	a combined federal, state and local income tax rate of 42%.

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A reconciliation of JMP Group’s net income to the company’s operating net income for the quarter and nine months ended September 30, 2010 and for comparable prior periods is set forth below.

	Three Months Ended
(in thousands, except per share amounts)	Sept 30, 2010	Sept 30, 2009
Net income attributable to JMP Group Inc.	$1,431	$2,969

Add back:
Income tax expense	1,943	2,879

Income before taxes	3,374	5,848

Add back/(subtract):
Compensation expense – IPO-related RSUs	340	708
Compensation expense – Post-IPO RSUs	392	543
Net amortization of liquidity discounts on loans	2,132	161
Loss/(gain) on strategic equity investments	212	(2,723)

Operating income before taxes	6,450	4,537

Income tax expense (assumed tax rate of 42%)	2,709	1,906

Operating net income	$3,741	$2,631

Operating net income per share:
Basic	$0.17	$0.13
Diluted	$0.17	$0.12

Weighted average shares outstanding:
Basic	21,583	20,755
Diluted	22,114	22,015

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	Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2010	Sept. 30, 2009
Net income attributable to JMP Group Inc.	$5,334	$7,289

Add back:
Income tax expense	5,464	6,491

Income before taxes	10,798	13,780

Add back/(subtract):
Compensation expense – IPO-related RSUs	2,237	2,470
Compensation expense – Post-IPO RSUs	809	1,418
Net amortization of liquidity discounts on loans	5,324	1,341
Loss/(gain) on strategic equity investments	548	(5,991)
Gain on bargain purchase	—	(1,179)

Operating income before taxes	19,716	11,839

Income tax expense (assumed tax rate of 42%)	8,281	4,972

Operating net income	$11,435	$6,867

Operating net income per share:
Basic	$0.53	$0.33
Diluted	$0.51	$0.32

Weighted average shares outstanding:
Basic	21,616	20,633
Diluted	22,243	21,640

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding or including certain items that may not be representative of the company’s core operating results or business outlook. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior periods and future periods.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligation; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Further, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any particular quarter depending upon the amount and sort of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts, such as the likelihood and size of future investment gains and the company’s ability to generate future after-tax returns and earnings. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. JMP Group’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 9, 2010 as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2009 and all other periodic reports are available on JMP Group’s website at http://www.jmpg.com and on the Securities and Exchange Commission’s website at http://www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Wednesday, October 27, 2010. To participate in the call, dial (877) 231-6085 (domestic) or (706) 643-3419 (international). The conference identification code is “20184499.”

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at http://investor.jmpg.com. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and alternative asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries, JMP Securities, Harvest Capital Strategies and JMP Credit Corporation. For more information, visit www.jmpg.com.

Investor Relations & Media Contact

Andrew Palmer

(415) 835-8978

apalmer@jmpg.com

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JMP GROUP INC.

Consolidated Statements of Financial Condition

(Unaudited)

(in thousands)	Sept. 30, 2010	Dec. 31, 2009
Assets
Cash and cash equivalents	$57,616	$75,680
Restricted cash and deposits and receivable from clearing broker	47,782	38,237
Marketable securities owned, at fair value	15,005	5,899
Other investments	53,310	59,190
Loans held for investment, net of allowance for loan losses	1,473	1,592
Loans collateralizing asset-backed securities issued, net of purchase discounts and allowance for loan losses	373,217	327,967
Deferred tax assets	37,727	51,499
Other assets	17,173	14,657

Total assets	$603,303	$574,721

Liabilities and Stockholders’ Equity
Liabilities:
Accrued compensation	$21,782	$43,026
Asset-backed securities issued, net of purchase discounts	344,167	326,632
Note payable	26,643	9,045
Deferred tax liability	39,547	48,220
Other liabilities	38,640	22,147

Total liabilities	470,779	449,070

Stockholders’ Equity:
Total JMP Group Inc. stockholders’ equity	122,124	120,635
Noncontrolling interest	10,400	5,016

Total equity	132,524	125,651

Total liabilities and equity	$603,303	$574,721

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JMP GROUP INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2010	Sept. 30, 2009	Sept. 30, 2010	Sept. 30, 2009
Revenues:
Investment banking	$12,332	$10,391	$28,436	$25,104
Brokerage	5,895	7,939	21,255	25,836
Asset management fees	3,283	3,266	9,316	15,766
Principal transactions	1,055	5,981	2,887	15,403
Gain on sale and payoff of loans	6,990	6,727	26,231	11,571
Gain on repurchase of asset-backed securities issued	—	4,096	—	4,205
Gain on bargain purchase	—	—	—	1,179
Net dividend income	357	766	1,472	1,850
Other income	292	227	1,095	1,154

Non-interest revenues	30,204	39,393	90,692	102,068

Interest income	11,525	12,214	36,106	24,172
Interest expense	(8,539)	(8,504)	(25,089)	(17,484)

Net interest income	2,986	3,710	11,017	6,688

Provision for loan losses	(509)	(1,384)	(964)	(5,366)

Total net revenues	32,681	41,719	100,745	103,390

Non-interest expenses:
Compensation and benefits	19,361	29,308	65,474	70,849
Administration	1,328	1,098	4,324	3,541
Brokerage, clearing and exchange fees	1,177	1,317	3,752	4,057
Travel and business development	711	534	2,632	1,587
Communications and technology	990	989	3,136	2,807
Occupancy	672	610	1,994	1,788
Professional fees	818	899	2,606	2,783
Depreciation	158	189	495	592
Impairment loss on intangible asset	2,750	—	2,750	—
Other	137	215	479	379

Total non-interest expenses	28,102	35,159	87,642	88,383

Income before income tax expense	4,579	6,560	13,103	15,007
Income tax expense	1,943	2,879	5,464	6,491

Net income	2,636	3,681	7,639	8,516
Less: Net income attributable to noncontrolling interest	1,205	712	2,305	1,227

Net income attributable to JMP Group Inc.	$1,431	$2,969	$5,334	$7,289

Net income attributable to JMP Group Inc. per share:
Basic	$0.07	$0.14	$0.25	$0.35
Diluted	$0.06	$0.13	$0.24	$0.34

Weighted average common shares outstanding:
Basic	21,583	20,755	21,616	20,633
Diluted	22,114	22,015	22,243	21,640

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